EXHIBIT 5.1

             [Skadden, Arps, Slate, Meagher & Flom LLP Letterhead]


                                                     August 4, 2005

Board of Directors
Unitrin, Inc.
One East Wacker Drive
Chicago, Illinois 60601

Ladies and Gentlemen:

                  We have acted as special counsel to Unitrin, Inc., a corporation organized under the laws of the State of Delaware (the "Company"), in connection with the preparation of a Registration Statement on Form S-3 (as amended, the "Registration Statement"), under the Securities Act of 1933, as amended (the "Act"), filed with the Securities and Exchange Commission (the "Commission") on August 4, 2005 by the Company. The Registration Statement relates to, among other things, the issuance and sale from time to time pursuant to Rule 415 of the General Rules and Regulations promulgated under the Act, of the following securities with an aggregate public offering price of up to $300,000,000: (i) senior debt securities (the "Senior Debt Securities") of the Company which are to be issued pursuant to an Indenture, dated as of June 26, 2002, by and between the Company and BNY Midwest Trust Company, as Trustee, filed as an exhibit to the Registration Statement (the "Senior Debt Indenture"), (ii) subordinated debt securities (the "Subordinated Debt Securities") of the Company which are to be issued pursuant to an Indenture to be entered into substantially in the form filed as an exhibit to the Registration Statement (the "Subordinated Debt Indenture"), (iii) shares of common stock, par value $0.10 per share (the "Common Stock"), of the Company,
(iv) shares of preferred stock, par value $1.00 per share (the "Preferred Stock"), of the Company to be issued in one or more series, (v) warrants to purchase any of the securities described in clauses (i) to (iv) above (collectively, the "Warrants"), (vi) stock purchase contracts (the "Stock Purchase Contracts"), obligating holders to purchase from or sell to the Company, and obligating the Company to sell to or purchase from the holders, a specified number of shares of Common Stock or Preferred Stock at a future date or dates, and (vii) stock purchase units (the "Stock Purchase Units") each consisting of a Stock Purchase Contract and either Senior Debt Securities, Subordinated Debt Securities, Preferred Stock or debt obligations of third parties, including United States treasury obligations, any other securities described in the applicable prospectus supplement or any combination of the foregoing, securing a holder's obligation to purchase shares of Common Stock or Preferred Stock under the Stock Purchase Contracts.

                  This opinion is being furnished to you in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act. Capitalized terms used but not otherwise defined herein have the meanings ascribed to them in the Registration Statement.

                  In rendering the opinions set forth herein, we have examined and relied on originals or copies of the following:

                  (a) the Registration Statement;

                  (b) the Senior Debt Indenture;

                  (c) the form of Subordinated Debt Indenture;

                  (d) the Certificate of Incorporation of the Company, as amended to the date hereof (the "Certificate of Incorporation");

                  (e) the Amended and Restated Bylaws of the Company, as currently in effect (the "Bylaws");

                  (f) certain resolutions of the Board of Directors of the Company relating to the issuance and sale of the Senior Debt Securities, the Subordinated Debt Securities, the Common Stock, the Preferred Stock, the Warrants, the Stock Purchase Contracts and the Stock Purchase Units; and

                  (g) a specimen certificate evidencing the Common Stock.

                  We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinions set forth below.

                  In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such copies. In making our examination of executed documents or documents to be executed, we have assumed that the parties thereto, other than the Company, had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and the execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties.

                  The opinions set forth below are subject to the following further qualifications, assumptions and limitations:

                  (a) we have assumed that the terms of the Offered Senior Debt Securities (defined below), the Offered Subordinated Debt Securities (defined below), the Offered Common Stock (defined below), the Offered Preferred Stock (defined below), the Offered Warrants (defined below), the Offered Stock Purchase Contracts (defined below) and the Offered Stock Purchase Units (defined below) will have been established so as not to violate, conflict with or constitute a default under (i) any agreement or instrument to which the Company or any of its properties is subject, (ii) any law, rule, or regulation to which the Company or any of its properties is subject, (iii) any judicial or regulatory order or decree of any governmental authority or (iv) any consent, approval, license, authorization or validation of, or filing, recording or registration with any governmental authority;

                  (b) we have assumed that (i) the stock certificates evidencing the Preferred Stock to be issued will be in a form that complies with, and the terms of such Preferred Stock will be duly established in accordance with, the Delaware General Corporation Law (the "DGCL"), and (ii) the stock certificate evidencing any Offered Common Stock issued will conform to the specimen certificate examined by us and will be duly executed and delivered; and

                  (c) the validity or enforcement of any agreements or instruments may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and by general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).

                  We do not express any opinion as to any laws other than (i) the DGCL, (ii) those laws, rules and regulations of the State of New York that, in our experience, are normally applicable to transactions of the type contemplated by the Registration Statement and (iii) the federal laws of the United States of America to the extent referred to specifically herein. Insofar as the opinions expressed herein relate to matters governed by laws other than those set forth in the preceding sentence, we have assumed, without having made any independent investigation, that such laws do not affect any of the opinions set forth herein. The opinions expressed herein are based on laws in effect on the date hereof, which laws are subject to change with possible retroactive effect.

                  Based upon the foregoing and subject to the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that:

                  1. With respect to any series of Senior Debt Securities (the "Offered Senior Debt Securities"), when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Act; (ii) an appropriate prospectus supplement with respect to the Offered Senior Debt Securities has been prepared, delivered and filed in compliance with the Act and the applicable rules and regulations thereunder; (iii) the Board of Directors, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance and terms of the Offered Senior Debt Securities and related matters; (iv) the terms of the Offered Senior Debt Securities have been established in conformity with the Senior Debt Indenture; (v) the Offered Senior Debt Securities are duly executed, delivered, authenticated and issued in accordance with the Senior Debt Indenture and delivered and paid for in the manner contemplated in the Registration Statement or any prospectus supplement relating thereto; and (vi) if the Offered Senior Debt Securities are to be sold pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Offered Senior Debt Securities has been duly authorized, executed and delivered by the parties thereto, the Offered Senior Debt Securities will be valid and binding obligations of the Company, entitled to the benefits of the Senior Debt Indenture and enforceable against the Company in accordance with their terms.

                  2. With respect to any series of Subordinated Debt Securities (the "Offered Subordinated Debt Securities"), when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Act; (ii) an appropriate prospectus supplement with respect to the Offered Subordinated Debt Securities has been prepared, delivered and filed in compliance with the Act and the applicable rules and regulations thereunder; (iii) the Board of Directors, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance and terms of the Offered Subordinated Debt Securities and related matters; (iv) the terms of the Offered Subordinated Debt Securities have been established in conformity with the Subordinated Debt Indenture; (v) the Offered Subordinated Debt Securities are duly executed, delivered, authenticated and issued in accordance with the Subordinated Debt Indenture and delivered and paid for in the manner contemplated in the Registration Statement or any prospectus supplement relating thereto; and (vi) if the Offered Subordinated Debt Securities are to be sold pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Offered Subordinated Debt Securities has been duly authorized, executed and delivered by the parties thereto, the Offered Subordinated Debt Securities will be valid and binding obligations of the Company, entitled to the benefits of the Subordinated Debt Indenture and enforceable against the Company in accordance with their terms.

                  3. With respect to the shares of Common Stock (the "Offered Common Stock"), when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Act; (ii) an appropriate prospectus supplement with respect to the shares of the Offered Common Stock has been prepared, delivered and filed in compliance with the Act and the applicable rules and regulations thereunder;
(iii) the terms of the issuance and sale of the Offered Common Stock have been duly established by all necessary corporate action in conformity with the Company's Certificate of Incorporation and the Bylaws of the Company; (iv) if the Offered Common Stock is to be sold pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the shares of the Offered Common Stock has been duly authorized, executed and delivered by the Company and the other parties thereto; and (v) certificates that conform to the specimen certificate examined by us representing the shares of the Offered Common Stock have been duly executed and delivered by the proper officers of the Company to the purchasers thereof against payment of the agreed-upon consideration therefor in the manner contemplated in the Registration Statement or any prospectus supplement relating thereto, the shares of the Offered Common Stock, when issued and sold in accordance with the applicable underwriting agreement or any other duly authorized, executed and delivered applicable purchase agreement, will be duly authorized, validly issued, fully paid and nonassessable, provided that the consideration therefor is not less than the par value thereof.

                  4. With respect to the shares of any series of Preferred Stock (the "Offered Preferred Stock"), when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Act; (ii) an appropriate prospectus supplement with respect to the shares of the Offered Preferred Stock has been prepared, delivered and filed in compliance with the Act and the applicable rules and regulations thereunder; (iii) the terms of the Offered Preferred Stock and of their issuance and sale have been duly established by all necessary corporate action in conformity with the Company's Certificate of Incorporation, including the Certificate of Designation relating to the Offered Preferred Stock, and the Bylaws of the Company; (iv) the filing of the Certificate of Designation with the Secretary of State of the State of Delaware has duly occurred; (v) if the Offered Preferred Stock is to be sold pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the shares of the Offered Preferred Stock has been duly authorized, executed and delivered by the Company and the other parties thereto; and (vi) certificates representing the shares of the Offered Preferred Stock have been duly executed and delivered by the proper officers of the Company to the purchasers thereof against payment of the agreed-upon consideration therefor in the manner contemplated in the Registration Statement or any prospectus supplement relating thereto, (1) the shares of the Offered Preferred Stock, when issued and sold in accordance with the applicable underwriting agreement or any other duly authorized, executed and delivered applicable purchase agreement, will be duly authorized, validly issued, fully paid and nonassessable, provided that the consideration therefor is not less than the par value thereof; and (2) if the Offered Preferred Stock is convertible into Offered Common Stock, the Offered Common Stock issuable upon conversion of the Offered Preferred Stock will be duly authorized, validly issued, fully paid and nonassessable, assuming the issuance of the Offered Common Stock upon conversion of the Offered Preferred Stock has been authorized by all necessary corporate action, that the Offered Preferred Stock has been converted in accordance with the terms of the Certificate of Designation and that the certificates evidencing such shares of Offered Common Stock are duly executed and delivered. In rendering the opinion set forth in clause (2) of this paragraph 4, we have assumed that, at the time of issuance of any Offered Common Stock upon conversion of the Offered Preferred Stock, the Certificate of Incorporation, the Bylaws and the DGCL shall not have been amended so as to affect the validity of such issuance.

                  5. With respect to any series of Warrants (the "Offered Warrants"), when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Act;
(ii) an appropriate prospectus supplement with respect to the Offered Warrants has been prepared, delivered and filed in compliance with the Act and the applicable rules and regulations thereunder; (iii) the Board of Directors, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance and terms of the Offered Warrants and the Senior Debt Securities, Subordinated Debt Securities, Common Stock, and/or Preferred Stock issuable upon exercise of the Offered Warrants and related matters; (iv) the Offered Warrants are duly executed, delivered, authenticated and issued in accordance with the applicable Warrant Agreement and delivered and paid for in the manner contemplated in the Registration Statement or any prospectus supplement relating thereto; and (v) if the Offered Warrants are to be sold pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Offered Warrants has been duly authorized, executed and delivered by the parties thereto, the Offered Warrants, when issued and sold in accordance with the applicable underwriting agreement or any other duly authorized, executed and delivered applicable purchase agreement, will be valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms.

                  6. With respect to any Stock Purchase Contracts (the "Offered Stock Purchase Contracts"), when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Act; (ii) an appropriate prospectus supplement with respect to the Offered Stock Purchase Contracts has been prepared, delivered and filed in compliance with the Act and the applicable rules and regulations thereunder; (iii) a stock purchase agreement relating to the Offered Stock Purchase Contracts (the "Stock Purchase Agreement") has been duly authorized, executed and delivered and the Offered Stock Purchase Contracts have been duly authorized by the Board of Directors of the Company (or a duly authorized committee thereof); (iv) the terms of the issuance and sale of the Offered Common Stock have been duly established by all necessary corporate action in conformity with the Certificate of Incorporation, the Bylaws and the Stock Purchase Agreement (including authorization of the issuance of shares of Common Stock or Preferred Stock to be issued pursuant to the Offered Stock Purchase Contracts); (v) if the Offered Stock Purchase Contracts are to be sold pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Offered Stock Purchase Contracts has been duly authorized, executed and delivered by the parties thereto; and (vi) the Offered Stock Purchase Contracts have been duly executed and countersigned in accordance with the Stock Purchase Agreement and duly issued and delivered to the purchasers thereof against payment of the agreed-upon consideration therefor in the manner contemplated in the Registration Statement or any prospectus supplement relating thereto, the Offered Stock Purchase Contracts, when issued and sold in accordance with the applicable underwriting agreement or any other duly authorized, executed and delivered applicable purchase agreement, will be valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

                  7. With respect to any Stock Purchase Units (the "Offered Stock Purchase Units"), when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Act; (ii) an appropriate prospectus supplement or term sheet with respect to the Offered Stock Purchase Units has been prepared, delivered and filed in compliance with the Act and the applicable rules and regulations thereunder; (iii) the terms of the collateral arrangements, if any, relating to the Stock Purchase Units (the "Collateral Arrangements") has been duly authorized, executed and delivered and the Offered Stock Purchase Units have been duly authorized by the Board of Directors of the Company (or a duly authorized committee thereof); (iv) the terms of the Offered Stock Purchase Units and of their issuance and sale have been duly established by all necessary corporate action in conformity with the Certificate of Incorporation, the Bylaws and the Collateral Arrangements, if any (including authorization of the issuance of shares of Common Stock or Preferred Stock to be issued pursuant to the Offered Stock Purchase Contracts that are a component of the Stock Purchase Units); (v) if the Offered Stock Purchase Units are to be sold pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Offered Stock Purchase Units has been duly authorized, executed and delivered by the parties thereto; and (vi) the Offered Stock Purchase Units have been duly executed and countersigned in accordance with the Collateral Arrangements, if any, and duly issued and delivered to the purchasers thereof against payment of the agreed-upon consideration therefor in the manner contemplated in the Registration Statement or any prospectus supplement relating thereto, the Offered Stock Purchase Units, when issued and sold in accordance with the applicable underwriting agreement or any other duly authorized, executed and delivered applicable purchase agreement, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

                  We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also hereby consent to the use of our name under the heading "Legal Matters" in the prospectus which forms a part of the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.


                                   Very truly yours,

                                   /s/ Skadden, Arps, Slate, Meagher & Flom LLP